As filed with the Securities and Exchange Commission on April 14, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-2703333
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

SYNNEX Corporation 2003 Employee Stock Purchase Plan

(Full title of the plans)

Copy to:

Kevin Murai President and Chief Executive Officer SYNNEX Corporation 44201 Nobel Drive Fremont, CA 94538	Noelle Matteson, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	250,000	$18.68	$4,670,000	$261

(1)	The securities to be registered include options and rights to acquire Common Stock.

(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)	Offering prices of shares and options to purchase shares that have not yet been granted as of the date of this Registration Statement are estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the New York Stock Exchange on April 8, 2009. Offering prices are estimated solely for the purpose of calculating the registration fee.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT TO

GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on January 9, 2004 (File No. 333-111799) is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) Registrant’s Annual Report on Form 10-K (File No. 000-31892) for the fiscal year ended November 30, 2008.

(b) Registrant’s Quarterly Report on Form 10-Q (File No. 001-31892) filed with the Commission on April 9, 2009

(c) Registrant’s Current Reports on Form 8-K (File No. 000-31892) filed with the Commission on January 8, 2009 (excluding any portion thereof furnished under Items 2.02), January 27, 2009, January 29, 2009 and March 30, 2009.

(d) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed on November 11, 2007 (File No. 000-31892) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portion thereof furnished under Item 2.02 or 7.01 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Exhibits.

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Fremont, State of California, on the 14th day of April, 2009.

SYNNEX CORPORATION

By	/s/ Kevin Murai
Kevin Murai
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin Murai and Thomas Alsborg and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kevin Murai Kevin Murai	President, Chief Executive Officer (Principal Executive Officer) and Director	April 14, 2009

/s/ Thomas Alsborg Thomas Alsborg	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 14, 2009

/s/ Robert T. Huang Robert T. Huang	Chairman of the Board	April 14, 2009

Matthew Miau	Director

Name	Title	Date

/s/ Fred Breidenbach Fred Breidenbach	Director	April 14, 2009

/s/ James Van Horne James Van Horne	Director	April 8, 2009

Gregory Quesnel	Director

/s/ Dwight Steffensen Dwight Steffensen	Director	April 14, 2009

/s/ Duane Zitzner Duane Zitzner	Director	April 8, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).